UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               ------------------

                          Date of Report: May 19, 2006

                         -------------------------------

                        (Date of earliest event reported)

                   Zond Windsystem Partners, Ltd. Series 85-C,
                        a California Limited Partnership

                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

             California            000-51511             77-0081345
          -----------------------------------------------------------

         (State or Other           (Commission          (IRS Employer
   Jurisdiction of Incorporation)  File Number)          Identification No.)

              1221 Lamar Street, Suite 1600, Houston, Texas 77010
                 -----------------------------------------------

                    (Address of Principal Executive Offices)

                                 (713) 853-0530

                            ------------------------
              (Registrant's telephone number, including area code)

                                       N/A

                                      -----

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 19, 2006, Zond Windsystem Partners, Ltd. Series 85-C, a California Limited Partnership (the "Partnership") entered into the Fourth Amendment to the Power Purchase Agreement (the "Fourth Amendment"), which amends that certain Long-Term Energy and Capacity Power Purchase Agreement, dated January 17, 1985, between Pacific Gas and Electric Company ("PG&E") and the Partnership, as amended, (the "Power Purchase Agreement"). Pursuant to the Power Purchase Agreement, the Partnership is able to sell power to PG&E from the wind turbine electric power generation facility owned by the Partnership. The Fourth Amendment is effective as of December 29, 2005 and extends the termination date of the Power Purchase Agreement from January 31, 2006 to December 29, 2010, provided that the Partnership may terminate the Agreement earlier upon the delivery to PG&E of a written notice at least thirty days prior to the requested termination date.

     The Fourth Amendment provides that PG&E shall pay the Partnership for energy deliveries (i) through July 16, 2006, pursuant to the fixed energy price specified in the Third Amendment to the Power Purchase Agreement dated November 13, 2001 and (ii) on and after July 17, 2006, at prices equal to PG&E's short-run avoided cost, as determined pursuant to the methodology that is approved, and as may be revised from time to time, by the California Public Utilities Commission for payments to qualifying facilities.

     The Fourth Amendment also provides that PG&E shall pay the Partnership for as-delivered capacity during the remainder of the term of the Power Purchase Agreement (as amended by the Fourth Amendment) at prices authorized, and as may be revised from time to time by the California Public Utilities Commission, as opposed to the prices for capacity set forth in the Power Purchase Agreement prior to the effectiveness of the Fourth Amendment.

     Pursuant to the Fourth Amendment, the Partnership also agrees to transfer to PG&E all environmental attributes associated with the electrical energy to be purchased by PG&E under the Power Purchase Agreement. Environmental attributes are defined under the Fourth Amendment to mean any and all benefits, emissions, reductions, offsets and allowances directly attributable to the generation of electricity by the Partnership's wind turbine electric power generation facility, including any avoided emissions of pollutants to the air such as sulfur oxides (SOx), nitrogen oxides (NOx) carbon monoxide (CO) and other similar pollutants.

     Notwithstanding the extension, the Partnership's wind turbine electric power generation facility currently is not in operation. The Partnership is currently evaluating whether or not to recommence operations of the facility.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Zond Windsystem Partners, Ltd. Series 85-C,
                              a California Limited Partnership
                              By:  Zond Windsystems Management V LLC,
                                   General Partner


Date:  May 25, 2006                By:  /s/ Jesse E. Neyman
                                      -----------------------------------
                                      Name:  Jesse E. Neyman
                                      Title: President and Chief Executive
                                             Officer